 As filed with the Securities and Exchange Commission on November 14, 2000
                                                           Registration No. 333-
-------------------------------------------------------------------------------



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   LESCO, INC.
             (Exact name of registrant as specified in its charter)



           Ohio                                             34-0904517
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                         Identification No.)

         20005 Lake Road
         Rocky River, Ohio                                    44116
(Address of Principal Executive Offices)                     (Zip Code)

               The LESCO, Inc. 2000 Broad Based Stock Option Plan
                    The LESCO, Inc. 2000 Stock Incentive Plan
                              (Full title of plan)

             William A. Foley, President and Chief Executive Officer
                    20005 Lake Road, Rocky River, Ohio 44116
                     (Name and address of agent for service)

                                 (440) 333-9250
          (Telephone number, including area code, of agent for service)


                                           CALCULATION OF REGISTRATION FEE
======================== ======================= ======================= ========================= ====================
Title Of                 Amount                  Proposed                Proposed
Securities To            To Be                   Maximum Offering        Maximum Aggregate         Amount Of
Be Registered            Registered              Price Per Share         Offering Price            Registration Fee
------------------------ ----------------------- ----------------------- ------------------------- --------------------
Common Shares,
Without par value         1,250,000(1)(2)        $13.47(3)               $16,837,500(3)            $4,445.10
======================== ======================= ======================= ========================= ====================

(1) Aggregate number of Common Shares for which options and restricted share awards may be issued pursuant to the Plans.
(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of additional Common Shares which may be offered or sold pursuant to the aforementioned Plans as a result of adjustment under the terms thereof for certain potentially dilutive transactions.
(3) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and (h) based on the average of the high and low bid and asked prices of the Common Shares on the Nasdaq National Market System on November 13, 2000.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents of the Registrant, previously filed with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

         1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

         2. The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2000, June 30, 2000 and September 30, 2000.

         3. Description of Registrant's Common Shares contained in Item 1 of Registrant's Post-Effective Amendment No. 1 to its Registration Statement on Form 8-A (Registration No. 0-13147) for the Common Shares filed under Section 12 of the Exchange Act.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.    DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Ohio Revised Code (the "Ohio Code") authorizes Ohio corporations to indemnify officers and directors from liability if the officer or director acted in good faith and in a manner reasonably believed by the officer or director to be in or not opposed to the best interests of the corporation, and, with respect to any criminal actions, if the officer or director had no reason to believe his action was unlawful. In the case of an action by or on behalf of a corporation, indemnification may not be made (i) if the person seeking indemnification is adjudged liable for negligence or misconduct, unless the court in which such action was brought determines such person is fairly and reasonably entitled to indemnification, or (ii) if liability asserted against such person concerns certain unlawful distributions. The indemnification provisions of the Ohio Code require indemnification if a director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding that he was a party to by reason of the fact that he is or was a director or officer of the corporation. The indemnification authorized under Ohio law is not exclusive and is in addition to any other rights granted to officers and directors under the articles of incorporation or code of regulations of the corporation or any agreement between officers and directors and the corporation. A corporation may purchase and maintain insurance or furnish similar protection on behalf of any officer or director against any liability asserted against him and incurred by him in his capacity, or arising out of the status, as an officer or director, whether or not the corporation would have the power to indemnify him against such liability under the Ohio Code.

         The Registrant's Code of Regulations provides for the indemnification of directors and officers of the Registrant to the maximum extent permitted by Ohio law as authorized by the Board of Directors of the Registrant and for the advancement of expenses incurred in connection with the defense of any action, suit or proceeding that he was a party to by reason of the fact that he is or was a director or officer of the Registrant upon the receipt of an undertaking to repay such amount unless it is ultimately determined that the director or officer is entitled to indemnification. The Registrant maintains a directors' and officers' insurance policy which insures the directors and officers of the Registrant from claims arising out of an alleged wrongful act by such persons in their respective capacities as directors and officers of the Registrant, subject to certain exceptions.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS
         Exhibit 4.1                Specimen certificate for the Registrant's Common Shares
                                    (incorporated by reference to Exhibit 4(a) to Registration
                                    Statement on Form S-1 (File No. 2-90900))

         Exhibit 4.2                Amended Articles of Incorporation of the Registrant
                                    (incorporated by reference to Exhibit 3(a) to Annual Report on
                                    Form 10-K for the year ending November 30, 1987 (File No. 0-
                                    13147))

         Exhibit 4.3                Amended Code of Regulations of the Registrant (incorporated by reference to Exhibit 3(b) to Annual Report on Form 10-K for the
                                    year ending November 30, 1987 (File No. 0-13147))

         Exhibit 5                  Opinion of Baker & Hostetler LLP as to the legality of the
                                    Common Shares being registered

         Exhibit 23.1               Consent of Ernst & Young LLP

         Exhibit 23.2               Consent of Baker & Hostetler LLP (included in Opinion filed as
                                    Exhibit 5 hereto)

         Exhibit 24                 Power of Attorney (included at page II-4 of this Registration
                                    Statement)

ITEM 9.    UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rocky River, State of Ohio, as of November 13, 2000.

                                   LESCO, Inc.

                                   By: /s/ William A. Foley
                                      ----------------------------------
                                      William A. Foley, President and
                                      Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William A. Foley or Patricia W. Pribisko, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all post-effective amendments to this Registration Statement, and to file the same with all exhibits hereto, and other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ William A. Foley                                         November 13, 2000
-----------------------------------------------------
William A. Foley
President and Chief Executive Officer,
Chairman of the Board of Directors
(Principal Executive Officer)

/s/ R. Breck Denny                                           November 13, 2000
-----------------------------------------------------
R. Breck Denny
Vice President and Chief Financial Officer
 (Principal Financial and Accounting Officer)

/s/ Ronald Best                                              November 13, 2000
-----------------------------------------------------
Ronald Best, Director

/s/ Drexel Bunch                                             November 13, 2000
-----------------------------------------------------
Drexel Bunch, Director

/s/ Robert F. Burkhardt                                      November 13, 2000
-----------------------------------------------------
Robert F. Burkhardt, Director

/s/ J. Martin Erbaugh                                        November 13, 2000
-----------------------------------------------------
J. Martin Erbaugh, Director

/s/ Michael E. Gibbons                                       November 13, 2000
-----------------------------------------------------
Michael E. Gibbons, Director

/s/ Lee C. Howley                                            November 13, 2000
-----------------------------------------------------
Lee C. Howley, Director

/s/ Christopher H. B. Mills                                  November 13, 2000
-----------------------------------------------------
Christopher H. B. Mills, Director

/s/ Robert B. Stein, Jr.                                     November 13, 2000
-----------------------------------------------------
Robert B. Stein, Jr., Director

/s/ David L. Swift                                           November 13, 2000
-----------------------------------------------------
David L. Swift, Director

                                  EXHIBIT INDEX

           EXHIBIT                            DESCRIPTION OF EXHIBIT                             LOCATION
           -------                            ----------------------                             --------
             4.1                Specimen Share Certificate                           Incorporated by reference from
                                                                                     Exhibit 4(a) to Registration
                                                                                     Statement on Form S-1 (File No.
                                                                                     2-90900).

             4.2                Amended Articles of Incorporation                    Incorporated by reference from
                                                                                     Exhibit 3(a) to Annual Report
                                                                                     on Form 10-K for the year
                                                                                     ending November 30, 1987 (File
                                                                                     No. 0-13147).

             4.3                Amended Code of Regulations                          Incorporated by reference from
                                                                                     Exhibit 3(b) to Annual Report
                                                                                     on Form 10-K for the year
                                                                                     ending November 30, 1987 (File
                                                                                     No. 0-13147).

              5                 Opinion of Baker & Hostetler LLP                     Contained herein.
             23.1               Consent of Ernst & Young LLP                         Contained herein.
             23.2               Consent of Baker & Hostetler LLP                     Contained in Exhibit 5.
             24                 Power of Attorney                                    Included at page II-4.

